Exhibit 10.2

MERUELO MADDUX PROPERTIES, INC.

2006 EQUITY INCENTIVE PLAN

MERUELO MADDUX PROPERTIES, INC.	2006 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

Section		Page

Article I	DEFINITIONS

1.01.	Acquiring Person
1.02.	Affiliate
1.03.	Agreement
1.04.	Associate
1.05.	Board
1.06.	Change in Control
1.07.	Code
1.08.	Committee
1.09.	Common Stock
1.10.	Company
1.11.	Continuing Director
1.12.	Control Change Date
1.13.	Corresponding SAR
1.14.	Dividend Equivalent Right
1.15.	Effective Date
1.16.	Exchange Act
1.17.	Fair Market Value
1.18	Initial Public Offering
1.19.	Initial Value
1.20.	Operating Partnership
1.21.	Option
1.22.	Other Equity-Based Award
1.23.	Participant
1.24.	Performance Shares
1.25.	Person
1.26.	Plan
1.27.	Related Entity
1.28.	SAR
1.29.	Securities Act
1.30.	Stock Award
1.31.	Ten Percent Shareholder

Article II	PURPOSES

Article III	ADMINISTRATION

Article IV	ELIGIBILITY

Article V	COMMON STOCK SUBJECT TO PLAN

5.01.	Common Stock Issued
5.02.	Aggregate Limit
5.03.	Reallocation of Shares
5.04.	Section 162(m) Award Limits

MERUELO MADDUX PROPERTIES, INC.	2006 EQUITY INCENTIVE PLAN

Article VI	OPTIONS

6.01.	Award
6.02.	Option Price
6.03.	Maximum Option Period
6.04.	Nontransferability
6.05.	Transferable Options
6.06.	Employee Status
6.07.	Exercise
6.08.	Payment
6.09.	Change in Control
6.10.	Stockholder Rights
6.11.	Disposition of Shares

Article VII	SARS

7.01.	Award
7.02.	Maximum SAR Period
7.03.	Nontransferability
7.04.	Transferable SARs
7.05.	Exercise
7.06.	Change in Control
7.07.	Employee Status
7.08.	Settlement
7.09.	Stockholder Rights

Article VIII	STOCK AWARDS

8.01.	Award
8.02.	Vesting
8.03.	Employee Status
8.04.	Change in Control
8.05.	Stockholder Rights

Article IX	PERFORMANCE SHARE AWARDS

9.01.	Award
9.02.	Earning the Award
9.03.	Payment
9.04.	Stockholder Rights
9.05.	Nontransferability
9.06.	Transferable Performance Shares
9.07.	Employee Status

9.08.	Change in Control
9.09.	Performance Measures

Article X	OTHER EQUITY—BASED AWARDS

10.01.	Award
10.02.	Terms and Conditions
10.03.	Payment or Settlement
10.04.	Change in Control
10.05.	Employee Status
10.06.	Stockholder Rights

Article XI	ADJUSTMENT UPON CHANGE IN COMMON STOCK

Article XII	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

Article XIII	GENERAL PROVISIONS

13.01.	Effect on Employment and Service
13.02.	Unfunded Plan
13.03.	Rules of Construction
13.04.	Withholding Taxes
13.05.	Dividends and Dividend Equivalents

Article XIV	LIMITATION ON BENEFITS

14.01.	Impact of Change in Control
14.02.	Assumption Upon Change in Control
14.03.	Cash-Out Upon Change in Control
14.04.	Limitation of Benefits

Article XV	AMENDMENT

Article XVI	DURATION OF PLAN

Article XVII	EFFECTIVE DATE OF PLAN

ARTICLE I

DEFINITIONS

1.01. Acquiring Person

Acquiring Person means that a Person, considered alone or as part of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least fifty percent (50%) of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Common Stock of the Company (in either case other than as a result of an acquisition of securities directly from the Company).

1.02. Affiliate

Affiliate means the Operating Partnership and any “subsidiary” or “parent” corporation (as such terms are defined in Section 424 of the Code) of the Company.

1.03. Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Option, SAR or Other Equity-Based Award granted to such Participant.

1.04. Associate

Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.05. Board

Board means the Board of Directors of the Company.

1.06. Change in Control

“Change in Control” means (i) a Person is or becomes an Acquiring Person; provided, however, that in no event shall a Change in Control be deemed to have occurred upon an initial public offering or a subsequent public offering of the Common Stock under the Securities Act; (ii) the closing of any agreement with a Person that involves the sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 50% (fifty percent) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale; (iii) consummation of a transaction pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% (fifty percent) of the Company’s voting securities carrying the right to vote in elections of persons to the Company’s Board, or such securities of such surviving entity or its ultimate parent corporation, if any, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the liquidation by the Company of all or substantially all of the Company’s assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of the Company has effectively occurred. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.

1.07. Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.08. Committee

Committee means the Compensation Committee of the Board. During any period in which awards under this Plan are subject to Section 16 of the Exchange Act, the Compensation Committee will be comprised of at least two members who are non-employee directors under Rule 16b-3 under the Exchange Act. During any period in which the Company is subject to Code section 162(m), the Compensation Committee will be comprised of members who are outside directors under Code Section 162(m). No action of the Compensation Committee will be invalidated because any member of the Compensation Committee fails to satisfy the non-employee director or outside director requirements of Rule 16b-3 or Code Section 162(m), respectively. The Board or a committee appointed by the Board shall serve as the Committee during any period in which there is no Compensation Committee.

1.09. Common Stock

Common Stock means the common stock, par value $0.01 per share, of the Company.

1.10. Company

Company means Meruelo Maddux Properties, Inc., a Delaware corporation.

1.11. Continuing Director

Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board on the Effective Date or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.12. Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.13. Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14. Dividend Equivalent Right

Dividend Equivalent Right means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, stock or other property in amounts equivalent to the cash, stock or other property dividends declared on shares of Common Stock with respect to the specified shares of Common Stock (“Dividend Equivalents”) subject to an Option, SAR, an Other Equity-Based Award or a Performance Share award, as determined by the Committee, in its sole discretion. The Committee may provide that such Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.15. Effective Date

Effective Date has the meaning set forth in Article XVII of this Plan.

1.16. Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.17. Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the principal exchange on which the Common Stock is listed for trading. If, on any given date, the Common Stock is not listed for trading on an exchange, then Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

1.18. Initial Public Offering

Initial Public Offering means our offering of Common Stock to the public, including shares of Common Stock that may be issued pursuant to the exercise of the underwriters’ over-allotment option, as described in our registration statement on Form S-11, as amended, originally filed with the Securities and Exchange Commission on September 19, 2006.

1.19. Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant.

1.20. Operating Partnership

Operating Partnership means Meruelo Maddux Properties, L.P.

1.21. Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.22. Other Equity-Based Award

Other Equity-Based Award means any award other than an Option, SAR, a Performance Share Award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including SARs or securities convertible into shares of Common Stock) or dividends on shares of Common Stock or on other equity interests including interests in the Operating Partnership. Other Equity Based Awards include, but are not limited to, Long Term Incentive Plan Units (“LTIP Units”). LTIP Units represent an equity interest in the Operating Partnership.

1.23. Participant

Participant means an employee of the Company or an Affiliate, a member of the Board, or a person or entity that provides significant services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Shares, Stock Award, Option, SAR, Other Equity-Based Award or a combination thereof.

1.24. Performance Shares

Performance Shares means an award, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment or such other amount as provided in the Agreement.

1.25. Person

“Person” means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, or any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person.”

1.26. Plan

Plan means this Meruelo Maddux Properties, Inc. 2006 Equity Incentive Plan.

1.27. Related Entity

Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

1.28. SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.29. Securities Act

Securities Act means the Securities Act of 1933, as amended.

1.30. Stock Award

Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

1.31. Ten Percent Shareholder

Ten Percent Shareholder means any individual owning (directly or indirectly within the meaning of Code Section 422) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares, and Other Equity-Based Awards in accordance with the Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to grant SARs, Stock Awards, Performance Shares, Options and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares or an Other Equity-Based Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award or an award of Performance Shares may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Other Equity-Based Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

ARTICLE IV

ELIGIBILITY

Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan. In addition, any other person or entity that provides significant services to the Company or an Affiliate is eligible to participate in this Plan if the Committee, in its sole discretion, determines that the participation of such person or entity is in the best interest of the Company.

ARTICLE V

COMMON STOCK SUBJECT TO PLAN

5.01. Common Stock Issued

Upon the award of shares of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an award of Performance Shares, the Company may deliver to the Participant shares of Common Stock from its treasury shares or from its authorized but unissued Common Stock. Upon the exercise of any Option, SAR or Other Equity-Based Award denominated in shares of Common Stock, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its treasury shares or from its authorized but unissued Common Stock.

5.02. Aggregate Limit

(a) The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Performance Shares is equal to five percent of the number of shares of Common Stock sold in our Initial Public Offering. Other Equity-Based Awards covering Operating Partnership units that are convertible (directly or indirectly) into Common Stock shall reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan on a one-for-one basis, i.e. , each such unit shall be treated as an award of Common Stock. Awards settled in cash will not reduce the maximum aggregate number of shares of Common Stock that may be issued under the Plan.

(b) The maximum number of shares of Common Stock that may be issued under this Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XI.

5.03. Reallocation of Shares

If (i) any award or grant under the Plan expires or is terminated without having been exercised or paid (whether in cash or Common Stock) or (ii) any shares of Common Stock are tendered by a Participant to pay the exercise price of, or are withheld or delivered to satisfy tax obligations in respect of, any award or grant under this Plan, then any shares of Common Stock covered by such lapsed, cancelled, expired or settled portion of such award or grant and any such withheld or tendered shares of Common Stock shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Performance Shares under this Plan.

5.04. Section 162(m) Award Limits.

The following limits shall apply to the grant of any award under the Plan if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code.

(a) Options and Stock Agreement Rights. Subject to adjustment as provided in Article XI, no employee shall be granted within any fiscal year of the Company one or more Options or SARs which in the aggregate are for more than one-third (1/3) of the shares of Common Stock for issuance under the Plan.

(b) Other Awards. Subject to adjustment as provided in Article XI, no employee shall be granted within any fiscal year of the Company one or more awards (other than options or SARs) subject to vesting based on the attainment of performance goals as described in Section 9.09, for more than one-third (1/3) of the shares of Common Stock in the aggregate under the Plan.

ARTICLE VI

OPTIONS

6.01. Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.

6.02. Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article XI, the price per share of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of shareholders.

6.03. Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04. Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under the rules of Form S-8 as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06. Employee Status

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000; any excess will be treated as a nonstatutory stock option. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08. Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock (or for other lawful consideration), by a broker-assisted cashless exercise. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09. Change in Control

Section 6.07 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the Options outstanding as of any Control Change Date to become fully exercisable on and after such Control Change Date.

6.10. Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option. Notwithstanding the foregoing, the Committee may provide in an Agreement that the holder of an Option is entitled to Dividend Equivalents during the period beginning on the date of the award and ending on the date the Option is exercised.

6.11. Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

SARS

7.01. Award

In accordance with the provisions of Article IV, at the time of grant, the Committee will designate each individual to whom SARs are to be granted, will specify the number of shares of Common Stock covered by such awards and will specify whether each SAR is to be settled in shares of Common Stock or in cash. No Participant may be granted Corresponding SARs (under the Plan and all plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02. Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option and is granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03. Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04. Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under the rules of Form S-8 as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06. Change in Control

Section 7.05 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the SARs outstanding as of any Control Change Date to become fully exercisable on and after such Control Change Date.

7.07. Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08. Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09. Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock. Notwithstanding the foregoing, the Committee may provide in an Agreement that the holder of an SAR is entitled to Dividend Equivalents during the period beginning on the date of the award and ending on the date the SAR is exercised.

ARTICLE VIII

STOCK AWARDS

8.01. Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

8.02. Vesting

The Committee, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the Company’s, an Affiliate’s or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.

8.03. Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04. Change in Control

Sections 8.02 and 8.03 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the Stock Awards outstanding as of any Control Change Date to become nonforfeitable and transferable on and after such Control Change Date.

8.05. Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX

PERFORMANCE SHARE AWARDS

9.01. Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by such awards.

9.02. Earning the Award

The Committee, on the date of the grant of an award, shall prescribe that the Performance Shares will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Committee, including those described in Section 9.09.

9.03. Payment

In the discretion of the Committee as set forth in the Agreement at time of grant, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof. Performance Awards may be paid in a lump sum or in installments following the close of the performance measuring period or, in accordance with procedures established by the Committee, on a deferred basis.

9.04. Stockholder Rights

A Participant, as a result of receiving an award of Performance Shares, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Shares is earned and settled in shares of Common Stock. After an award of Performance Shares is earned and settled in shares, a Participant will have all the rights of a stockholder as described in Section 8.05. Notwithstanding the foregoing, the Committee may provide in an Agreement that the holder of an award of Performance Shares is entitled to Dividend Equivalents beginning on the date of the award and ending on the date the Performance Shares are earned and settled.

9.05. Nontransferability

Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06. Transferable Performance Shares

Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07. Employee Status

In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.08. Change in Control

Section 9.02 to the contrary notwithstanding, on and after a Control Change Date, the Committee shall have the authority to cause any or all of the Stock Awards outstanding as of any Control Change Date to become nonforfeitable on such Control Change Date and settled with nonforfeitable and transferable shares of Common Stock.

9.09. Performance Measures.

The Committee may make the vesting of awards, including Performance Share Awards, subject to performance goals. The committee, in its discretion, may base performance goals on one or more of the following such measures with respect to the Company or any business unit of the Company: gross margin, operating margin, operating income, pre-tax profit, earnings before stock-based compensation expense, interest, taxes, depreciation and amortization, net income, funds from operations, expenses, the market price of our common stock, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, market share, customer service, customer satisfaction, total stockholder return, free cash flow, net operating income, operating cash flow, return on investment, employee satisfaction, employee retention, balance of cash, cash equivalents and marketable securities, completion of an identified development or redevelopment project, completion of a joint venture or other corporate transaction, or other measures as determined by the Committee. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

ARTICLE X

OTHER EQUITY–BASED AWARDS

10.01. Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including interests in the Operating Partnership) covered by such awards.

10.02. Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award; provided, however, that the terms and conditions of an Other Equity-Based Award that is an SAR shall be consistent with the terms and conditions set forth in Article VII. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under the Plan, and Other Stock-Based Awards may be granted in the settlement of other Awards granted under the Plan.

10.03. Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04. Change in Control

Section 10.02 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the Other Equity-Based Awards outstanding as of any Control Change Date to be earned in full, nonforfeitable and transferable on and after such Control Change Date.

10.05. Employee Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.06. Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

ARTICLE XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, SARs, Performance Shares, Stock Awards and Other Equity-Based Awards may be granted and the terms, including the exercise price per share, of outstanding Stock Awards, Options, SARs, Performance Shares and Other Equity-Based Awards; shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XI by the Board shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares, Stock Awards and Other Equity-Based Awards may be granted or the terms of outstanding Stock Awards, Options, SARs, Performance Shares or Other Equity-Based Awards.

The Committee may make Stock Awards and may grant Options, SARs, Performance Shares or Other Equity-Based Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options or Performance Shares shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Share or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII

GENERAL PROVISIONS

13.01. Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

13.02. Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03. Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04. Withholding Taxes

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Shares, SARs or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Any withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Share award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award;

or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day the tax liability arises.

13.05. Dividends and Dividend Equivalents

At the discretion of the Committee, a grant of an Option, SAR or Performance Shares may include Dividend Equivalent rights, payable in cash or shares of Common Stock on a current or deferred basis. All Dividend Equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested in additional shares of Common Stock and paid if, when, and to the extent that the underlying awards are earned and paid. The total number of shares of Common Stock available for grant under the Plan shall not be reduced on account of any Dividend Equivalents that are reinvested and credited as additional Stock Awards, Performance Share awards, SARs or Other Equity-Based Awards, as applicable.

ARTICLE XIV

LIMITATION ON BENEFITS

14.01. Impact of Change in Control.

Upon a Change in Control, the Committee may, in its discretion, cause (i) outstanding Options and SARs to become fully exercisable thereafter, (ii) outstanding Stock Awards to become transferable and nonforfeitable thereafter and (iii) outstanding Performance Units and Other Equity-Based Awards to become earned in their entirety.

14.02. Assumption Upon Change in Control.

In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Performance Unit or Other Equity-Based Award shall be assumed or continued by, or a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Performance Unit or Other Equity-Based Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee. To the extent an award is not assumed, continued or substituted for, such award will terminate immediately prior to the Change in Control.

14.03. Cash-Out Upon Change in Control.

In the event of a Change in Control the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Stock Award and Performance Share award and Other Equity-Based Award shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by stockholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by stockholders for each share of Common Stock subject to a Stock Award, Performance Share award or Other Equity-Based Award or (iii) the value of the other securities or property in which the Performance Share or Other Equity-Based award is denominated.

14.04. Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Article XI, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm (as defined below) will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XIV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Article XIV (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Article XIV (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Article XIV, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XIV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Article XIV, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Article XIV, the limitations and provisions of this Article XIV shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

ARTICLE XV

AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent that the absence of such approval would cause the Plan to fail to comply with any applicable legal requirement or the rules of any exchange on which the Common Stock is listed.

ARTICLE XVI

DURATION OF PLAN

No Stock Award, Performance Share Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after the tenth anniversary of the date that the Plan is adopted by the Board of Directors. Stock Awards, Performance Share awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

Options, Stock Awards, Performance Shares and Other Equity-Based Awards may be granted under this Plan on and after the Effective Date, provided that, this Plan shall not be effective unless approved by a majority of the stockholders of Common Stock entitled to vote and present or represented by properly executed and delivered proxies at a duly held stockholders’ meeting at which a quorum is present or by unanimous consent of the stockholders, within twelve months of the Effective Date. The Effective Date is             , 2006.